Exhibit 4(ii)

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT is made as of the 14th day of January, 1998, by and among Sandbox Entertainment Corporation, a Delaware corporation (the "Company"), and the holders of shares of the Company's Series A Preferred Stock (the "Investors") whose signatures appear on this Agreement or any counterpart hereof, and whose names are listed on Schedule A attached hereto, as such schedule may be amended from time to time, and the holders of shares of the Company's Common Stock ("Management") whose signatures appear on this Agreement or any counterpart hereof, and whose names are listed on Schedule B attached hereto, as such schedule may be amended from time to time. All references in this Voting Agreement to numbers of shares of capital stock of the Company assume the occurrence of the one-for-six reverse stock split described in and contemplated by Amendment Number 2 to the Registration Statement of the Company filed with the Securities & Exchange Commission, Reg. No. 333- 36787 (the "Registration Statement", which term will also include any subsequent amendments thereto) in connection with the public offering (the "Offering") by the Company of Series B Preferred Stock.

         WHEREAS, the Investors are the beneficial owners of an aggregate of 328,944 shares of the Company's Series A Preferred Stock (the "Series A Preferred Stock," which shall also include the Common Stock of the Company issuable upon conversion thereof plus any additional shares of capital stock of the Company now owned or hereafter acquired by any Investor) and Management are the beneficial owners of an aggregate of 419,567 shares of the Company's Common Stock (the "Common Stock");

         WHEREAS, simultaneously with its approval of this Voting Agreement, the Board of Directors of the Company (the "Board") has adopted the amendments (the "Bylaw Amendments") to the Company's Bylaws set forth in Exhibit 1 attached hereto, which become effective only upon abandonment of the Offering by the Company; and

         WHEREAS, in order to induce the Company and certain Investors to enter into and perform that certain NOTE AND WARRANT PURCHASE AGREEMENT of even date herewith, the parties hereto have indicated their willingness to enter into this Agreement upon the terms and conditions set forth below;

         IT IS HEREBY AGREED AS FOLLOWS:

         1. Board Composition and Certain Actions. Management and a representative of each of the Investors presently fill all seven (7) authorized seats of the Board. In connection with the Offering, Management and the Investors desire and agree that two independent members of the Board should be appointed as soon as is practicable after the closing of the Offering (the "Closing") or the abandonment of the Offering. In order to accomplish the foregoing, the parties agree as follows.

         a. The following shall occur immediately and automatically upon completion of the Closing and continue during the term of this
                  Agreement:

                  i. James Layne and Lonnie Whittington shall resign from the Board of Directors and John M. Holliman, III and Andrew Klein shall be appointed as directors of the Company to fill these vacancies on an interim basis; and

                  ii. The Board shall work diligently and in good faith to appoint "independent directors" to replace Mr.
                           Holliman  and Mr.  Klein  as soon as is  practicable.
                           Such replacement directors shall be "independent directors" as contemplated by the Registration
                           Statement, and shall not be affiliated in any way with any of the Investors or Management, or any person or entity affiliated with any of the Investors or Management.

         b. The following shall occur immediately and automatically upon the abandonment of the Offering and shall continue during the term of this Agreement:

                  i. James Layne and Lonnie Whittington shall resign from the Board of Directors, which shall then consist of two members of Management, three representatives of the Investors, and two vacancies; and

                  ii. The remaining members of the Board shall work diligently and in good faith to appoint a sixth and seventh director (the "Sixth Director" and the "Seventh Director", respectively) as soon as is practicable. The Sixth Director and Seventh Director shall be "independent directors" and shall not be affiliated in any way with any of the Investors or Management, or any person or entity affiliated with any of the Investors or Management; and

                  iii. To the extent they are entitled under the Company's certificate of incorporation or applicable law, the Investors and Management agree to vote (whether in his or its capacity as a stockholder, director, voting trustee, member of a Board committee or officer of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) all of the shares of the Company's voting securities now or hereafter owned or controlled by them, whether beneficially or otherwise, so that:

                           (1)      the    authorized    number   of   directors
                                    comprising the Board will be established at seven directors;

                           (2) the following persons shall be elected to the Board:

                                    (a)      two nominees of Management,
                                    (b)      three   nominees  of  the  Investor
                                             group, and
                                    (c)      the Sixth  Director and the Seventh
                                             Director;

                           (3) the Bylaw Amendments shall continue in full force and effect in accordance with their terms;

                           (4) the removal from the Board (with or without cause) of any representative designated pursuant to Sections 1(b)(iii)(2)(a), (b), or (c) will be at the written request of the party(ies) entitled to designate directors under each such respective provision, but only upon such written request and under no other circumstances and under no other circumstances; and

                           (5) in the event that any representative designated pursuant to Sections 1(b)(iii)(2)(a), (b), or (c) for any reason ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board will be filled by a representative designated by the party(ies) and in the manner described in such respective Section.

         2. Successors in Interest of the Investors and Management.

         a. The provisions of this Agreement shall be binding upon the successors in interest of the Investors to any of the Series A Preferred Stock and of Management. The Company shall not permit the transfer of any Investor's or Management's shares on its books or issue a new certificate representing any Series A Preferred Stock or any Common Stock being transferred by any Investor or Management unless and until the person to whom such security is to be transferred shall have executed a counterpart of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was an party hereunder.

         b. Each certificate representing any Investor's or Management's shares shall be endorsed by the Company with a legend substantially in the following form:

                           THE SHARES EVIDENCED HEREBY ARE
                           SUBJECT TO CERTAIN RESTRICTIONS AND
                           AGREEMENTS AMONG THE REGISTERED
                           OWNER OF THIS CERTIFICATE, THE
                           COMPANY AND CERTAIN OTHER
                           STOCKHOLDERS  OF THE COMPANY,

                           COPIES OF WHICH ARE AVAILABLE FOR
                           INSPECTION AT THE OFFICES OF THE
                           SECRETARY OF THE COMPANY.

         3. Covenants of the Company. The Company agrees to take all actions required to ensure that the rights given to the Investors and Management hereunder are effective and that the Investors and Management enjoy the benefits thereof. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the parties hereunder against impairment, including without limitation calling special meetings of the Board or the stockholders. The Company further agrees to use its best efforts to obtain Director and Officer liability insurance for the Company as soon as reasonably practical. The Company agrees that prior to the Closing or an abandonment of the Offering by the Company, it will not borrow money or issue any stock (other than as contemplated in the Offering or disclosed in the Registration Statement) without approval of a majority in interest of the holders of Series A Preferred Stock.

         4. Termination. This Agreement shall terminate upon the earlier of (i) appointment of the successor directors to Mr. Holliman and Mr. Klein, or (ii) appointment of the Seventh Director, or (iii) that date when all outstanding shares of Series A Preferred Stock have been converted to Common Stock of the Company, or (iv) the written consent of each of the Company, the holders of a majority of the Series A Preferred Stock voting together as a single class on an as-converted basis, and the holders of a majority of the shares of Common Stock held by Management voting together as a single class.

         5. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each of the Company, the holders of a majority of the Series A Preferred Stock voting together as a single class on an as-converted basis, and the holders of a majority of the shares of Common Stock held by Management voting together as a single class. Any amendment or waiver so effected shall be binding upon the Company, the Investors, Management, and any of their assigns.

         6. Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization, or the like, any securities issued with respect to the Series A Preferred Stock of the Common Stock, shall become, respectively, Series A Preferred Stock of Common Stock for purposes of this Agreement.

         7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         8. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10. Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

                      [SIGNATURE PAGE TO VOTING AGREEMENT]


                                    THE COMPANY:
                                    ------------

                                    SANDBOX ENTERTAINMENT
                                    CORPORATION, a Delaware corporation


                                    By:    /s/  Chad M. Little
                                           -------------------------------------
                                           Chad M. Little, President

                                    Address: 2231 East Camelback Road, Suite 324
                                             Phoenix, AZ  85016


                                    INVESTORS:
                                    ----------

                                    WASATCH VENTURE CORPORATION

                                    By: /s/  Todd J. Stevens
                                       -----------------------------------------
                                    Title: Secretary and Treasurer
                                          --------------------------------------


                                    NEWTEK VENTURES II, L.P.


                                    By: /s/  John Hall
                                       -----------------------------------------
                                    Title: General Partner
                                          --------------------------------------


                                    SUNDANCE VENTURE PARTNERS, L.P., a
                                    Delaware limited partnership

                                    By: Anderson & Wells Company, a Delaware
                                        corporation

                                        By: /s/  Brian N. Burns
                                            ------------------------------------
                                            Brian N. Burns, Vice-President

                      [SIGNATURE PAGE TO VOTING AGREEMENT]


                                        MANAGEMENT:
                                        ----------


                                        /s/  Chad M. Little
                                        ----------------------------------------
                                        Chad M. Little


                                        /s/  Lonnie A. Whittington
                                        ----------------------------------------
                                        Lonnie A. Whittington


                                        /s/  James A. Layne
                                        ----------------------------------------
                                        James A. Layne


                                        /s/  Michael S. Turico
                                        ----------------------------------------
                                        Michael S. Turico

                                   SCHEDULE A

                 Schedule of Holders of Series A Preferred Stock


     ----------------------------------------------------------------------
                 Name of Stockholder                    Number of Shares of
                                                             Series A*
     ----------------------------------------------------------------------
     Newtek Ventures II, L.P.*                                       89,360
     ----------------------------------------------------------------------
     Sundance Venture Partners, L.P.                                 93,750
     ----------------------------------------------------------------------
     Wasatch Venture Corporation                                    145,834
     ----------------------------------------------------------------------
     TOTAL                                                          328,944
     ----------------------------------------------------------------------

*Number includes 16,443 shares of Common Stock of the Company owned by Newtek Ventures II, L.P.

                                   SCHEDULE B

                 Schedule of Management Holders of Common Stock


     ----------------------------------------------------------------------
                Name of Stockholder                     Number of Shares of
                                                           Common Stock*
     ----------------------------------------------------------------------
     Chad M. Little                                                 170,834
     ----------------------------------------------------------------------
     Lonnie A. Whittington                                          122,917
     ----------------------------------------------------------------------
     James A. Layne                                                 122,917
     ----------------------------------------------------------------------
     Michael S. Turico                                                2,899
     ----------------------------------------------------------------------
     TOTAL                                                          419,567
     ----------------------------------------------------------------------

*Little has the right to vote 41,667 shares held by Layne and 41,667 shares held by Whittington.

                                    EXHIBIT 1


                               Amendment to Bylaws
                                       Of
                        Sandbox Entertainment Corporation


1. Article VIII of the Bylaws (the "Bylaws") of Sandbox Entertainment Corporation (the "Corporation") is hereby amended by inserting the phrase "or in
Article IX of these Bylaws" after the phrase "Except as otherwise provided in the Certificate of Incorporation" at the beginning of Article VIII. Accordingly,
Article VIII, as amended, shall read in its entirety as follows:

Except as otherwise provided in the Certificate of Incorporation or in Article IX of these Bylaws, the Bylaws of the Corporation shall be subject to alteration, amendment, or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation or statute, may be made, either by the affirmative vote of the stockholders entitled to cast a majority of the number of votes present and entitled to be cast at any annual or special meeting of the stockholders, a quorum being present, or by the affirmative vote of a majority of the whole Board, given at any regular or special meeting of the Board, provided that notice of the proposal so to make, alter, amend, or repeal such Bylaws be included in the notice of such meeting of the Board or the stockholders, as the case may be. Bylaws made, altered, or amended by the Board may be altered, amended or repealed by the affirmative vote of stockholders entitled to cast a majority of the number of votes present and entitled to be cast at any annual or special meeting thereof.

2. New Article IX is hereby adopted and shall read in its entirety as follows:

         Notwithstanding any other provision of the Bylaws, until appointment of the Seventh Director (as hereinafter defined), any act, including without limitation any amendment of this Article IX, which shall receive the affirmative votes of less than eighty percent (80%) of the whole Board shall not be authorized or effective. Upon appointment of the Seventh Director, this Article IX and the amendment to Article VIII adopted simultaneously herewith shall expire and be of no further force or effect whatsoever. For purposes of this
Article IX, the term "Seventh Director" shall have the same meaning as set forth in that certain Voting Agreement dated ________, 1998, among the Corporation, the "Investors" and "Management", as defined therein, a copy of which is attached hereto as Exhibit A.

                          Exhibit A to Bylaws Amendment

                            [attach Voting Agreement]